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                              AMENDED AND RESTATED
                       COINSURING LENDER/HOLDER AGREEMENT


     This Agreement made as of this 31st of January, 1995, by and between NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP, a Massachusetts limited partnership, ("NYLIFE") and RELATED MORTGAGE CORPORATION, a Delaware corporation (the "Mortgagee").

                                   WITNESSETH:

     WHEREAS, the Mortgagee made a certain construction and permanent loan in the face principal amount of $13,154,200.00 (which as modified as described below constitutes the "Loan") to H. O. ASSOCIATES, LTD., a Florida limited partnership ("H. O. Associates"), in connection with a multifamily residential apartment project identified as FHA Project No. 067-36672 (the "Project") which loan was (a) evidenced by a Mortgage Note (the "Original Note") executed by H.O. Associates in favor of the Mortgagee, and which Original Note was (i) secured by a first Mortgage (the "Original Mortgage') on the Project, and which Mortgage incorporated by reference the terms and conditions of a certain Regulatory Agreement by and among H.O. Associates and the Mortgagee, and (ii) coinsured by the United States Department of Housing and Urban Development ("HUD") under
Section 221(d)(4) pursuant to Section 244 of the National Housing Act, as amended (sometimes referred to as the "Coinsurance Contract");

     WHEREAS, Mortgagee agreed to finance the Loan through the issuance by the Mortgagee of fully-modified mortgage-backed pass-through construction loan certificates ("CLCs) guaranteed as to the timely payment of principal and interest by the Government National Mortgage Association and, upon the maturity or earlier redemption of such CLCs, a fully-modified mortgage-backed passthrough permanent loan certificate ("PLC") guaranteed as to the timely payment of principal and interest by the Government National Mortgage Association, which CLCs and PLC were backed by the Loan (the CLCs and PLC are sometimes hereinafter referred to as the "Original GNMA Certificates");

     WHEREAS, the Mortgagee obtained funding for the Loan through the issuance of the Original GNMA Certificates to NYLIFE. The interest rate on the Note and, correspondingly, on the Original GNMA Certificates, were at rates below those for comparable loans advanced, and comparable securities issued, at the time the Note was made;

     WHEREAS, to induce the Mortgagee to issue the Original GNMA Certificates at a rate below those then available in the market for Original GNMA securities such as the Original GNMA Certificates and to induce NYLIFE to acquire said GNMA Certificates at that below-market rate, H.O. Associates agreed to provide to NYLIFE certain other additional interest not set forth in the Note or Mortgage and to evidence and secure such additional interest obligations, NYLIFE and H.O. Associates executed certain agreements and instruments with respect to such obligations, including without limitation, that certain Additional Interest Agreement dated December 13, 1990, between NYLIFE and H.O. Associates (the "Additional Interest Agreement"), a Subordinated Mortgage of the same date securing the Additional Interest Agreement (the "Subordinated Mortgage") and certain other documents;

     WHEREAS, contemporaneously with this Agreement, the Project is being sold to Richland Properties, Inc. ("Mortgagor"); and

     WHEREAS, contemporaneously with this Agreement and the purchase of the Project by the Mortgagor the Original Note and the Original Mortgage are being modified by a Modification to Mortgage Note and a Modification of Mortgage (the Original Note and Original Mortgage as so modified being the "Note" and "Mortgage"); and

     WHEREAS, in connection with the modification of the Loan, the Mortgagee has agreed to accept in substitution for the Original GNMA Certificates, a new GNMA certificate (the "GNMA certificate") backed by the Loan; and

     WHEREAS, the Additional Interest Agreement and the Subordinated Mortgage are being amended and restated in their entirety pursuant to the Amended and Restated Additional Loan Documents described below;

     WHEREAS, the Amended and Restated Additional Loan Documents contemplate certain actions to be undertaken by the Mortgagee at the request of or at the direction of NYLIFE and NYLIFE and the Mortgagee desire to evidence their agreement that the Mortgagee shall take such actions at the request of or at the direction of NYLIFE and set forth certain other responsibilities with respect thereto;

     NOW, THEREFORE, in consideration of the mutual consents contained herein and other good and valuable consideration, the receipt of which is acknowledged hereby, the parties hereto agree as follows:

     1. Attached hereto as Exhibits are conformed copies of the following documents (the "Amended and Restated Additional Loan Documents"):


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     a.   Amended and Restated Agreement (which amends and restates the
          Additional Interest Agreement with H.O. Associates);

     b.   Amended and Restated Subordinated Mortgage and Security Agreement;

     c.   Agreement Regarding Termination of Contract of Coinsurance;

     d.   UCC-l Financing Statements

Mortgagee represents that it is familiar with the provisions of the Amended and Restated Additional Loan Documents, and has no objection to any provision therein.

     2. Mortgagee hereby consents to recordation of the Amended and Restated Subordinated Mortgage and Security Agreement (the "Restated Subordinated Mortgage" following recordation of the Modification of Mortgage. Said Restated Subordinated Mortgage shall remain subordinate to (i) the mortgage evidencing the First Mortgage Loan as amended by the Modification of Mortgage, (ii) the Amended Regulatory Agreement with the Mortgagor, (iii) UCC financing statements in favor of Mortgagee, and (iv) such other documents as may be reasonably required by Mortgagee in connection with the closing of amendment to the Loan.

     The Mortgagee agrees to take the following actions contemplated under the Amended and Restated Agreement at the times set forth below, as applicable:

          a. In the event that (i) there is a Default under the Amended and Restated Agreement (as the term "Default" is defined therein); or (ii) NYLIFE otherwise accelerates the maturity date of the Loan and as a result of any of such events, NYLIFE elects, pursuant to the terms of the Amended and Restated Agreement, to direct the Mortgagee to accelerate the maturity date of the Loan, then the Mortgagee shall:

          (i) first, within five (5) business days after the Mortgagee's receipt of NYLIFE's direction in writing to require acceleration if the Loan declare the entire principal balance and all interest and all other sums due under the Mortgage and the Note to be due and payable as to be specified at NYLIFE's direction (the "Acceleration Maturity Date");

          (ii) second, undertake, at NYLIFE's direction (subject to Section 2(c) hereof), to terminate the Coinsurance Contract effective on or immediately before the Accelerated Maturity Date of the Loan in accordance with all applicable HUD regulations by completing Form HUD-9807 (Request for Termination of Multifamily Mortgage Insurance) or such other instructions as shall be required by HUD to effect such termination and complying with all applicable HUD regulations with respect to the


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

termination of the Coinsurance Contract; it being understood and agreed that Mortgagee shall have no liability in the event the Coinsurance Contract is not terminated because of the actions or inactions of parties other than itself;

          (iii) third, upon the Accelerated Maturity Date (or upon the termination of the Coinsurance Contract if such termination occurs prior to the Accelerated Maturity Date) assign, without recourse or warranty, all legal and beneficial interest in the Loan, together with the Note and Mortgage and all other documents executed in connection with the Loan, to NYLIFE or its agent or assigns upon the termination of the Coinsurance Contract, free of any right or claim of Mortgagee or GNMA, to the extent, with respect to GNMA, within the control of Mortgagee. Following such assignment, at the request of NYLIFE and at Mortgagee's discretion, Mortgagee may undertake a foreclosure, or otherwise realize on the collateral, on behalf of, and as agent for, NYLIFE, provided that Mortgagee shall have no obligations with respect to such foreclosure unless Mortgagee and NYLIFE agree on appropriate compensation to be paid to Mortgagee for such services including appropriate fees for servicing the Loan; and

          (iv) promptly in concert with NYLIFE, commence all administrative actions necessary to cancel the GNMA Certificates in accordance with GNMA requirements.

          b. In the event NYLIFE elects only to pursue its separate remedies under the Amended and Restated Additional Loan Documents, the Mortgagee shall preserve in full force and effect all of the Mortgagee's rights and remedies under the Coinsurance Contract and shall not cancel the GNMA Certificate or the Coinsurance Contract, nor assign the Note and Mortgage to NYLIFE.

          c. If, following an exercise of NYLIFE's option to require prepayment of the Loan, the Mortgagor shall fail to pay the indebtedness then due to NYLIFE and the Mortgagee, as applicable, on the Accelerated Maturity Date, and NYLIFE, at its option, elects to rescind the notice of prepayment or NYLIFE otherwise elects not to accelerate the Loan, the Mortgagee shall, upon its receipt of notice from NYLIFE in writing of such rescission election, rescind its notice of prepayment of the sums due under the Mortgage and the Note and terminate any proceedings or actions it has pending against the Mortgagor with respect to the failure of the Mortgagor to pay to the Mortgagee the sums due and payable by the Mortgagor; provided that NYLIFE shall reimburse Mortgagee for its costs and expenses incurred in connection with the undertakings set forth in this Section 2(c);

          d. preserve in full force and effect all of the Mortgagee's rights and remedies under the Coinsurance Contract so


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long as NYLIFE does not elect to terminate or rescinds its direction to terminate the Coinsurance Contract;

          e. take any and all actions reasonably necessary or desirable to perform the specific actions set forth in this paragraph 2 at the times provided in this paragraph 2 including the exercise of the authority to act by Mortgagor under the Power of Attorney given to NYLIFE in the Amended and Restated Agreement; and

          f. take any and all actions requested by NYLIFE which are reasonably necessary or desirable to implement or give effect to the provisions of the Amended and Restated Additional Interest Agreement.

     3. Notwithstanding anything contained in this Agreement to the contrary, the Mortgagee shall not be required to take any action which is in conflict with any applicable HUD or GNMA (as the case may be) rules or regulations (including without limitation statutes, regulations, handbooks or other expression thereof); it being understood and agreed that Mortgagee will service and administer the Loan in a timely manner and perform as issuer of GNMA Certificates consistent with HUD and GNMA requirements, and shall in a timely manner perform all duties and acts required of a coinsuring lender and issuer of GNMA Certificates.

     4. The Mortgagee agrees to recognize any actions taken by NYLIFE pursuant to the Power of Attorney granted to NYLIFE in the Amended and Restated Additional Interest Agreement as the actions of the Mortgagor, but only to the extent otherwise permissible by HUD.

     5. Mortgagee will not (except as may be directed by HUD or a court) knowingly take any action to permit any material breach by Mortgagor of Mortgagor's obligations under the Amended and Restated Additional Loan Documents. Without limiting the generality of the foregoing, Mortgagee will notify NYLIFE of any contemplated or impending sale of the project. NYLIFE shall not have the right to disapprove or otherwise impede a Transfer of Physical Assets that has been approved by the Mortgagee or HUD to protect the interests of HUD's insurance funds.

     6. Mortgagee will promptly notify NYLIFE if and when any of the following events affecting the Loan shall come to the attention of Mortgagee:

     (i)   any monetary or non-monetary default with respect to the Loan;


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     (ii)  the commencement, by or against the Mortgagor of any bankruptcy or other insolvency proceeding;

     (iii) any proposed transfer of the title to the project or other transfer requiring HUD TPA approval.

In connection with the delivery of notice required hereunder with respect to a default, Mortgagee shall provide NYLIFE the opportunity to cure any default under the Note and Mortgage, said cure to be undertaken within such periods of time as are permitted under the terms of the Note, Mortgage and HUD regulations. In the event NYLIFE elects to cure the default, it shall so notify Mortgagee of such election and diligently undertake to cure the default, it being expressly understood and agreed that NYLIFE shall have no obligation whatsoever to cure a default under the Note and Mortgage.

     Within ten (10) days after written request from NYLIFE, the Mortgagee shall provide NYLIFE with such other information in Mortgagee's possession relating to the Loan and the servicing of such Loan as NYLIFE may from time to time reasonably request, including, but not limited to:

     (a) verification of fire, hazard and such other insurance as is required by the Loan;

     (b) copies of all reports relating to the physical inspection of the property;

     (c) periodic audits and reports prepared by or on behalf of the Mortgagor, to the extent received by the Mortgagee.

     Additionally, Mortgagee will provide access to its servicing records respecting the Loan during regular business hours to NYLIFE or its agents and permit copying at NYLIFE's expense.

     7. NYLIFE and Mortgagee agree that each will comply with the applicable requirements set forth in HUD Mortgagee Letter No. 88-14, dated July 21, 1988 ("Letter 88-14") as in effect on the date hereof. This agreement shall be interpreted at all times in compliance with Letter 88-14 and shall be deemed amended to the extent necessary to make it consistent therewith.

     8. Nothing herein is intended to alter or conflict with the terms, conditions and provisions of the HUD regulations, handbooks, administrative requirements and lender notices in effect at the time of initial endorsement of the Note, or the documents required to be executed by Mortgagor in connection with initial endorsement of the Note; and to the extent that they do so, the HUD regulations, handbooks, administrative requirements, lender notices and documents shall control and this document


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

shall be amended or deemed amended so as not to alter or conflict with the aforesaid regulations, notices or documents.

     The provisions of this paragraph 8 and other comparable requirements set forth herein shall terminate and be void upon termination of HUD coinsurance of the Loan.

     9. Except as may be required by HUD or GNMA, Mortgagee shall not assign the Loan or its servicing to an approved FHA lender without the advance written consent of NYLIFE, which NYLIFE may grant or deny in its sole discretion. Mortgagee shall give immediate written notice to NYLife of any events, circumstances or causes which come to the attention of the Mortgagee which could lead to an assignment of the Loan; including but not limited to any actual or pending or threatened default by the Mortgagee under the Guarantee Agreement with GNMA with respect to the Loan. If Mortgagee is required to assign the Loan or its servicing, it shall, subject to HUD approval, assign to a Mortgagee designated by NYLIFE. No assignment shall be permitted or effective unless the assignee has agreed to assume and be fully bound by the terms and provisions of the Commitment for Purchase of GNMA Securities and this Agreement.

     10. All notices, demands, directions, requests, communications or the like ("Notices") required or permitted hereunder shall be given both by telephone and in writing by overnight delivery service addressed to the other party hereto, at the addresses as the parties may for themselves designate in writing for the purposes of receiving Notices hereunder.

     11. This Agreement shall be binding upon the successors and assigns of each of the parties.

     12. This Agreement may not be changed, terminated or modified orally or in any manner other than an instrument in writing signed by the parties hereto.

     13. This Agreement shall be construed in accordance with the laws of the state of New York.

     14. This Agreement may be executed in one or more counterparts, each of which shall be considered an original.

     15. Each party hereto shall have all remedies available to it at law or in equity in the event of a breach of the terms and conditions of this Agreement.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


WITNESS/ATTEST:                         NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED
                                        PARTNERSHIP

                                        By:  NYLife Realty, Inc.
                                             General Partner

                                        By:
------------------------------              -------------------------------

                                        Name:
                                             ------------------------------

                                        Title: Vice President
                                              -----------------------------


                                        RELATED MORTGAGE CORPORATION


                                        By: /s/ Bruce H. Brown
------------------------------              -------------------------------

                                        Name: Bruce H. Brown
                                             ------------------------------

                                        Title: Vice President
                                              -----------------------------



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